UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549




                           FORM 8-K/A
                         AMENDMENT NO. 1
                         CURRENT REPORT




                Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported)
                       September 14, 2001



                   PHILLIPS PETROLEUM COMPANY
     (Exact name of registrant as specified in its charter)



    Delaware                1-720                  73-0400345
(State or other          (Commission             (IRS Employer
jurisdiction of          File Number)         Identification No.)
incorporation)



      Phillips Building, Bartlesville, Oklahoma      74004
      (Address of principal executive offices)     (Zip Code)



      Registrant's telephone number, including area code:
                          918-661-6600

Item 7.  Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

     Audited financial statements for Tosco Corporation (Tosco) for the years ended December 31, 2000 and 1999, are filed herewith as Exhibit 99.1 and incorporated herein by reference. Unaudited financial statements for Tosco for the six-month period ended June 30, 2001, are filed herewith as
     Exhibit 99.2 and incorporated herein by reference.

(b)  Pro Forma Financial Information.

     Basis of Presentation

     The following unaudited pro forma financial statements reflect Phillips' purchase of Tosco for approximately
     $7 billion, plus the assumption of approximately $2 billion of Tosco debt. The acquisition was effective September 14, 2001, and is being accounted for as a purchase business combination. The following unaudited pro forma financial information represents the combination of the consolidated historical financial statements of Phillips and Tosco. The unaudited pro forma income statement information for the year ended December 31, 2000, and the six-month period ended June 30, 2001, was prepared assuming the Tosco acquisition occurred January 1, 2000. However, during the year ended December 31, 2000, Phillips and Tosco entered into other transactions that are not fully reflected in the companies' historical income statements for the year ended December 31, 2000. Therefore, the pro forma income statement for the year ended December 31, 2000, has been further adjusted on a pro forma basis to reflect: (1) Phillips' March 31, 2000, Duke Energy Field Services, LLC (DEFS) transaction as reported in Phillips' Current Report on Form 8-K filed on April 13, 2000; (2) Phillips' acquisition of Atlantic Richfield Company's (ARCO) Alaskan businesses completed in two phases on April 26, 2000, and August 1, 2000, as reported in Phillips' Current Reports on Form 8-K filed on May 18, 2000, and August 10, 2000; (3) Phillips' July 1, 2000, Chevron Phillips Chemical Company LLC (CPChem) transaction as reported in Phillips' Current Report on Form 8-K filed on July 14, 2000; and (4) Tosco's August 31, 2000, disposition of its Avon refinery as reported in its Current Report on Form 8-K filed on September 15, 2000, as if all had occurred on January 1, 2000. The unaudited pro forma balance sheet information at June 30, 2001, was prepared as if the Tosco transaction had occurred June 30, 2001.

     This pro forma financial information is not intended to reflect results from operations or the financial position which would have actually resulted had the combinations been effective on the dates indicated. Moreover, this pro forma information is not intended to be indicative of the results of operations or financial position which may be achieved in the future.

     This pro forma financial information should be read in conjunction with the historical financial statements included in Phillips' Annual Report on Form 10-K for the year ended December 31, 2000, as amended; the financial disclosures included in Phillips' Quarterly Report on Form 10-Q for the six-month period ended June 30, 2001; the historical Tosco financial statements for the years ended December 31, 2000, and 1999, included in this Form 8-K/A filing as Exhibit 99.1; and Tosco's financial disclosures for the six-month period ended June 30, 2001, included in this Form 8-K/A filing as Exhibit 99.2. The pro forma adjustments use estimates and assumptions based on currently available information. Management believes that the estimates and assumptions are reasonable, and that the significant effects of the transactions are properly reflected. However, actual results may materially differ from this pro forma financial information.

     The preliminary purchase price allocation may be subject to revision once additional information on the fair value of Tosco's assets and liabilities becomes available. Actual purchase accounting adjustments may therefore differ from the pro forma adjustments presented here.

------------------------------------------------------------------------------------------------
Unaudited Pro Forma                                                   Phillips Petroleum Company
Statement of Income

                                                     Millions of Dollars
                            --------------------------------------------------------------------
                                                                            Pro Forma
                                                 Pro Forma                Adjustments
                                               Adjustments     Phillips           for   Phillips
                                                 Phillips/    and Tosco  DEFS, CPChem  Pro Forma
Year Ended                                           Tosco    Pro Forma  Alaska, Avon         As
December 31, 2000           Phillips    Tosco* Transaction     Combined  Transactions   Adjusted
                            --------  -------  -----------    ---------  ------------  ---------
                                                                              (a)
Revenues
Sales and other operating
  revenues                   $20,835   24,545            -       45,380        (1,652)    43,728
Equity in earnings of
  affiliated companies           114        -            -          114           117        231
Other revenues                   278       51          (21)(j)      308           (33)       275
------------------------------------------------------------------------------------------------
    Total Revenues            21,227   24,596          (21)      45,802        (1,568)    44,234
------------------------------------------------------------------------------------------------

Costs and Expenses
Purchased crude oil and
  products                    12,131   20,809            -       32,940        (1,797)    31,143
Production and operating
  expenses                     2,166    1,836           81 (b)    4,083          (278)     3,805
Exploration expenses             298        -            -          298            21        319
Selling, general and
  administrative expenses        636      338            -          974          (122)       852
Depreciation, depletion
  and amortization             1,179      354          (19)(b)    1,514            36      1,550
Property impairments             100        -            -          100             -        100
Taxes other than income
  taxes                          468      154            -          622            88        710
Accretion on discounted
  liabilities                      -        -           13 (c)       13             -         13
Interest expense                 369      198          (19)(d)      548            42        590
Foreign currency
  transaction losses              58        -            -           58            (1)        57
Preferred dividend
  requirements of
  capital trusts                  53       17          (17)(e)       53             -         53
------------------------------------------------------------------------------------------------
    Total Costs and Expenses  17,458   23,706           39       41,203        (2,011)    39,192
------------------------------------------------------------------------------------------------

Income before income taxes     3,769      890          (60)       4,599           443      5,042
Provision for income taxes     1,907      361          (24)(f)    2,244           176      2,420
------------------------------------------------------------------------------------------------
  Net Income                 $ 1,862      529          (36)       2,355           267      2,622
================================================================================================

Net Income Per Share of
  Common Stock
    Basic                    $  7.32     3.66                      6.22 (g)                 6.93(g)
    Diluted                     7.26     3.47                      6.15 (g)                 6.84(g)
------------------------------------------------------------------------------------------------

Average Common Shares
  Outstanding
    (in thousands)
      Basic                  254,490  144,500                   378,549 (g)              378,549(g)
      Diluted                256,326  155,400                   383,211 (g)              383,211(g)
------------------------------------------------------------------------------------------------
See Notes to Unaudited Pro Forma Financial Statements.
*Certain amounts have been reclassified to conform to Phillips' presentation.


--------------------------------------------------------------------
Unaudited Pro Forma                       Phillips Petroleum Company
Statement of Income

                                     Millions of Dollars
                        --------------------------------------------
                                              Pro Forma     Phillips
Six Months Ended                            Adjustments    and Tosco
June 30, 2001                                 Increase/    Pro Forma
                        Phillips     Tosco*  (Decrease)     Combined
                        --------   -------  -----------    ---------
Revenues
Sales and other
  operating revenues      $9,717    13,194            -       22,911
Equity in earnings of
  affiliated companies       121         -            -          121
Other revenues                31        24          (21)(j)       34
--------------------------------------------------------------------
    Total Revenues         9,869    13,218          (21)      23,066
--------------------------------------------------------------------

Costs and Expenses
Purchased crude oil and
  products                 4,887    10,925            -       15,812
Production and operating
  expenses                 1,113     1,045           56 (b)    2,214
Exploration expenses         131         -            -          131
Selling, general and
  administrative expenses    333       243            -          576
Depreciation, depletion
  and amortization           651       199          (57)(b)      793
Property impairments          23         -            -           23
Taxes other than income
  taxes                      304        90            -          394
Accretion on discounted
  liabilities                  4         -            6 (c)       10
Interest expense             166        87           (9)(d)      244
Foreign currency
  transaction losses           8         -            -            8
Preferred dividend
  requirements of
  capital trusts              26         2           (2)(e)       26
--------------------------------------------------------------------
    Total Costs and
      Expenses             7,646    12,591           (6)      20,231
--------------------------------------------------------------------
Income before income
  taxes                    2,223       627          (15)       2,835
Provision for income
  taxes                    1,115       254           (6)(f)    1,363
--------------------------------------------------------------------
Net Income                $1,108       373           (9)       1,472
====================================================================

Net Income Per Share of
  Common Stock
    Basic                 $ 4.33      2.45                      3.88(g)
    Diluted                 4.31      2.39                      3.83(g)
--------------------------------------------------------------------

Average Common Shares
  Outstanding
    (in thousands)
      Basic              255,683   152,100                   379,742(g)
      Diluted            257,337   156,600                   384,222(g)
--------------------------------------------------------------------
See Notes to Unaudited Pro Forma Financial Statements.
*Certain amounts have been reclassified to conform to Phillips' presentation.

-----------------------------------------------------------------------
Unaudited Pro Forma                          Phillips Petroleum Company
Balance Sheet

                                   Millions of Dollars
                        -----------------------------------------------
                                              Pro Forma        Phillips
                                            Adjustments       and Tosco
At June 30, 2001                              Increase/       Pro Forma
                        Phillips     Tosco*  (Decrease)        Combined
                        --------     -----  -----------       ---------
Assets
Cash and cash
  equivalents            $    87        42            -             129
Accounts and notes
  receivable               1,060       496          163 (b)(h)    1,719
Accounts and notes
  receivable--affiliates     148         -            -             148
Inventories                  533     2,139          219 (b)       2,891
Deferred income taxes        159         -            -             159
Prepaid expenses and
  other current assets       215       242            -             457
-----------------------------------------------------------------------
    Total Current Assets   2,202     2,919          382           5,503
Investments and
  long-term receivables    3,292        84           31 (b)       3,407
Properties, plants and
  equipment (net)         15,124     5,133        2,596 (b)      22,853
Deferred turnarounds           -       174         (174)(b)           -
Intangible assets              -       643          669 (b)       1,312
Goodwill                      12         -        2,081 (b)       2,093
Deferred charges             124        47          (43)(b)         128
-----------------------------------------------------------------------
Total                    $20,754     9,000        5,542          35,296
=======================================================================

Liabilities
Accounts payable         $ 1,624     1,449            -           3,073
Notes payable and
  long-term debt due
  within one year              4         1            -               5
Accrued income and
  other taxes                749       409           49 (b)       1,207
Deferred income taxes          -       101         (101)(b)           -
Other accruals               403       492          153 (b)(i)    1,048
-----------------------------------------------------------------------
    Total Current
      Liabilities          2,780     2,452          101           5,333
Long-term debt             6,268     2,130          122 (d)       8,520
Accrued dismantlement,
  removal and
  environmental costs        819       242           14 (c)       1,075
Deferred income taxes      2,144       424        1,556 (b)       4,124
Employee benefit
  obligations                467        89           50 (b)         606
Other liabilities and
  deferred credits           574       392         (111)(b)(j)      855
-----------------------------------------------------------------------
Total Liabilities         13,052     5,729        1,732          20,513
-----------------------------------------------------------------------

Company-Obligated
  Mandatorily Redeemable
  Preferred Securities       650         -            -             650
-----------------------------------------------------------------------

Total Common
  Stockholders' Equity     7,052     3,271        3,810 (b)      14,133
-----------------------------------------------------------------------
Total                    $20,754     9,000        5,542          35,296
=======================================================================
See Notes to Unaudited Pro Forma Financial Statements.
*Certain amounts have been reclassified to conform to Phillips' presentation.

-----------------------------------------------------------------
Notes to Unaudited Pro Forma           Phillips Petroleum Company
Financial Statements


(a) The Phillips and Tosco pro forma combined income statement information for the year ended December 31, 2000, has been further adjusted on a pro forma basis to reflect four significant transactions that were consummated during 2000:

     o The disposition of Phillips' gas gathering, processing and marketing business, and the simultaneous acquisition of a 30.3 percent equity interest in DEFS on March 31, 2000;
     o The acquisition of ARCO's Alaskan businesses, completed in two phases on April 26, and August 1, 2000;
     o The disposition of Phillips' chemicals business, and the simultaneous acquisition of a 50 percent equity interest in CPChem on July 1, 2000; and
     o The disposition of Tosco's Avon refinery on August 31, 2000;

     as if they had occurred January 1, 2000.

     The significant pro forma adjustments that were made for the DEFS and CPChem transactions were:

     o The removal of Phillips' chemical and gas gathering, processing, and marketing businesses from consolidation;
     o The inclusion of Phillips' estimated 50 percent and
       30.3 percent equity interest earnings from CPChem and DEFS, respectively, based on the pro forma financial results of those two entities prior to their inception; and
     o The amortization of the basis difference between the book value of Phillips' contributions to DEFS and CPChem, and its equity in the two entities.

     For additional information about these two transactions, including pro forma financial presentations, see Phillips' Current Report on Form 8-K filed on April 13, 2000, related to the DEFS transaction; and Phillips' Current Report on Form 8-K filed on July 14, 2000, related to the CPChem transaction.

     The significant pro forma adjustments that were made for the acquisition of ARCO's Alaskan businesses were:

     o Estimated income statement impacts resulting from the purchase price allocation to the Alaskan assets and liabilities--for example, increased depreciation due to the step-up of the property, plant and equipment to fair-market value. These preliminary purchase price allocations continued to be refined during 2000 and into 2001;
     o The conforming of ARCO's accounting policies to Phillips'; and
     o An increase in interest expense due to the debt incurred to partially fund the acquisition.

     For additional information on this transaction, including pro forma financial presentations, see Phillips' Current
     Report on Form 8-K filed on May 18, 2000.

     The significant pro forma adjustments that were made for the Avon refinery transaction were:

     o The removal of Tosco's ownership, operations and gain from disposition of the Avon refinery from consolidation; and
     o The reduction of interest expense as a result of reducing long-term debt collateralized by the Avon refinery.

     For additional information on this transaction, including pro forma financial presentations, see Tosco's Current
     Report on Form 8-K filed on September 15, 2000.

(b)  The following is the purchase price for Tosco:

     Number of shares of Phillips common stock
       issued in the exchange...................    124.1 million
     Multiplied by Phillips' average stock
       price two days before and two days after
       the date the merger was announced........ x $55.50
                                                 --------
                                                  $ 6,886 million
     Fair value of Tosco stock options
       exchanged for 4.7 million vested Phillips
       stock options............................      153 million
     Transaction-related costs..................       42 million
                                                  -------
     Purchase price.............................  $ 7,081 million
                                                  =======

     For purposes of this pro forma analysis, the above purchase price has been allocated based on a preliminary assessment of the fair value of the assets and liabilities acquired and was based on Tosco's balance sheet at June 30, 2001. Based on this pro forma analysis, the allocation of the purchase price would result in recording $7,729 million of properties, plants and equipment; $1,312 million of identifiable intangible assets; and $2,081 million of goodwill. The pro forma income statement adjustments reflect the estimated effects of depreciating and amortizing these amounts over their estimated useful lives and the presentation of turnaround costs as production and operating expense. Goodwill, land and certain identifiable intangible assets are not subject to amortization but are periodically tested for impairment.

     Due to the non-taxable nature of this transaction, Tosco's tax basis in its assets carries over to Phillips. The difference between the financial and tax bases is estimated to result in $1,980 million of net deferred tax liabilities in the purchase price allocation.

(c) Includes the impact of adjusting and discounting Tosco's environmental liabilities and recording the corresponding accretion over time.

(d) Reflects the restatement of Tosco debt to fair value and the corresponding reduction in interest expense as the resulting premium is amortized.

(e) Reflects the February 2001 conversion of Tosco's company-obligated, mandatorily redeemable, convertible preferred securities into 9.1 million shares of Tosco common stock.

(f) Reflects the estimated federal and state income tax effects of the pro forma adjustments to Tosco's pretax income.

(g) Reflects the exchange of outstanding Tosco common stock, the issuance of 124.1 million shares of Phillips common stock, and the effect of Phillips' stock options issued in the exchange.

(h) Includes $150 million receivable for a payment expected to be received in November 2001 related to the sale of the Avon refinery in August 2000.

(i) Includes estimated payments under termination and change of control provisions in Tosco executive compensation and employment agreements.

(j) Includes the reversal of a deferred gain on Tosco's balance sheet that is not subject to any future performance requirement, along with the related amortization of the deferred gain.

(c) Exhibits.

Exhibit Number                    Description
--------------                    -----------

    23           Consent of PricewaterhouseCoopers LLP.

    99.1         Audited financial statements for Tosco
                 Corporation for the two years ended
                 December 31, 2000 and 1999.

    99.2         Unaudited financial statements for Tosco
                 Corporation for the six-month period ended
                 June 30, 2001.

                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PHILLIPS PETROLEUM COMPANY



October 31, 2001                        /s/ Rand C. Berney
                                    -----------------------------
                                            Rand C. Berney
                                    Vice President and Controller

                          EXHIBIT INDEX


Exhibit Number                    Description
--------------                    -----------

    23           Consent of PricewaterhouseCoopers LLP.

    99.1         Audited financial statements for Tosco
                 Corporation for the two years ended
                 December 31, 2000 and 1999.

    99.2         Unaudited financial statements for Tosco
                 Corporation for the six-month period ended
                 June 30, 2001.